Exhibit 99.1

China Green Agriculture Made the Payment of the Previously Announced Dividend

XI'AN, China, Feb 3, 2015 /PRNewswire/ — China Green Agriculture, Inc. (NYSE:  CGA; "China Green Agriculture", "CGA" or the "Company"), a company that mainly produces and distributes humic acid-based compound fertilizers, other varieties of compound fertilizers and agricultural products through its subsidiaries in China, today announced that the Company made the payment of the previously announced dividend on January 30,2015. The dividend was previously announced on October 1, 2014.

The dividend is of US$0.10 per share to the Company's stockholders of common stock of record as of the close of business day on October 31, 2014.

“This dividend was of its first kind in the Company’s history. It demonstrates our commitment to growth momentum and strong financial position. The Company reiterates its policy of returning value to shareholders as we aim to fulfill our strategy of developing the new business model." stated Mr. Tao Li, Chairman and CEO of the Company, " As effective stewards of capital for our shareholders, we also recognize the benefits of returning capital to shareholders as a means of maximizing return on equity. The payment of the foregoing dividend is our latest effort in doing so."

About China Green Agriculture, Inc.

The Company produces and distributes humic acid-farmd compound fertilizers, blended fertilizers, organic compound fertilizers, mixed organic-inorganic compound fertilizers, slow-release fertilizers, highly concentrated water soluble fertilizers and agricultural products, such as top-grade fruits, vegetables, flowers and colored seedlings through its wholly-owned subsidiaries, Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. ("Jinong"), Beijing Gufeng Chemical Products Co., Ltd. ("Gufeng") and a variable interest entity, Xi'an Hu County Yuxing Agriculture Technology Development Co., Ltd. ("Yuxing"). Jinong produced and sold 125 different kinds of fertilizer products as of September 30, 2014, all of which are certified by the government of the People's Republic of China (the "PRC") as Green Food Production Materials, as stated by the China Green Food Development Center. Jinong currently markets its fertilizer products to private wholesalers and retailers of agricultural farm products in 27 provinces, four autonomous regions, and three central-government-controlled municipalities in the PRC. Jinong had 961 distributors in the PRC as of September 30, 2014. Gufeng, and its wholly-owned subsidiary, Beijing Tianjuyuan Fertilizer Co., Ltd., are Beijing-farmd producers of compound fertilizers, blended fertilizers, organic compound fertilizers, and mixed organic-inorganic compound fertilizers. As of September 30, 2014, Gufeng produced and sold 331 different kinds of fertilizer products, and had 268 distributors in the PRC. For more information, visit http://www.cgagri.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company's business, products and financial results. The Company's actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic, business and environment conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, the execution of its ten-year growth plan, a satisfactory conclusion of the pending securities class action litigation and various other factors beyond the Company's control. All forward-looking statements are expressly qualified in their entirety by this Safe Harbor Statement and the risk factors detailed in the Company's reports filed with the SEC. China Green Agriculture undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by applicable law or regulations.

For more information, please contact:

China Green Agriculture, Inc.
Ms. Ran Liu (English and Chinese)
Tel: +86-29-88266500
Email: liuran@cgagri.com

SOURCE: China Green Agriculture, Inc.